UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 1, 2019

ACER THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33004	32-0426967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Gateway Center, Suite 351 300 Washington Street Newton, Massachusetts	02458
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 902-6100
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On March 7, 2019, Acer Therapeutics Inc. (the “Company”) filed its Annual Report on Form 10-K for the year ended December 31, 2018 and announced the results of operations in a press release. A copy of the press release announcing the results is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)On March 7, 2019, after filing its Annual Report on Form 10-K for the year ended December 31, 2018 as described in Item 2.02 above, the Company dismissed Wolf & Company, P.C. The decision to change accountants was approved by the audit committee of the Company’s Board of Directors (the “Board”).

The report of Wolf & Company, P.C. on the Company’s consolidated financial statements for the years ended December 31, 2018 and 2017 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that the financial statements of the Company for the fiscal year ended December 31, 2017 expressed, in an explanatory paragraph, substantial doubt about the Company’s ability to continue as a going concern due to recurring losses from operations.

During the years ended December 31, 2018 and 2017, and the subsequent interim period through March 7, 2019, there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Wolf & Company, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of Wolf & Company, P.C. would have caused Wolf & Company, P.C. to make reference thereto in its reports on the consolidated financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company delivered a copy of this Current Report on Form 8-K to Wolf & Company, P.C. prior to filing it with the SEC and requested a letter addressed to the SEC stating whether or not it agrees with the statements made in response to this Item 4.01 and, if not, stating the respects in which it does not agree. Wolf & Company, P.C. responded with a letter dated March 7, 2019, a copy of which is attached hereto as Exhibit 16.1 stating that Wolf & Company, P.C. agrees with the statements set forth above.

(b) On March 7, 2019, after filing its Annual Report on Form 10-K for the year ended December 31, 2018 as described in Item 2.02 above, the Company engaged BDO USA LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2019. The decision to change accountants was approved by the audit committee of the Board.

During the years ended December 31, 2018 and 2017, and the subsequent interim period through March 7, 2019, neither the Company nor anyone on its behalf consulted with BDO USA LLP regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that BDO USA LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)On March 1, 2019, Hubert Birner, Ph.D., MBA and Luc Marengere, Ph.D., each members of the Board, notified the Company of their intent not to stand for re-election to the Board at the Company’s 2019 annual shareholder meeting on May 17, 2019. The decisions of Mr. Birner and Mr. Marengere not to stand for re-election were not due to any disagreement with the Company on any matter.

Item 9.01.Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

16.1	Letter dated March 7, 2019 from Wolf & Company, P.C. to the SEC.
99.1	Press release issued by Acer Therapeutics Inc. on March 7, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 7, 2019	ACER THERAPEUTICS INC.

	By:	/s/ Harry Palmin
Harry Palmin
Chief Operating Officer and Chief Financial Officer

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